Exhibit 32.1

SECTION 1350 CERTIFICATIONS*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Sean A. McCarthy, D.Phil., Chief Executive Officer of CytomX Therapeutics, Inc. (the “Company”) and Christopher W. Ogden, Senior Vice President, Finance and Accounting of the Company, each hereby certify that, to the best of his knowledge:

1. The Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2021 to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Dated: March 27, 2023

/s/ Sean A. McCarthy	/s/ Christopher W. Ogden
Sean A. McCarthy, D.Phil.	Christopher W. Ogden
Chief Executive Officer (Principal Executive Officer)	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

* This certification accompanies the Amended Annual Report on Form 10-K/A, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Amended Annual Report on Form 10-K/A), irrespective of any general incorporation language contained in such filing.